Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Planet Technologies, Inc. (“Planet” or the Registrant”) and Antigen Laboratories, Inc. (“Antigen” or the Company”) after giving effect to the acquisition of Antigen by Planet using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 and for the twelve months ended December 31, 2006 are presented as if the acquisition had occurred as of the beginning of each period presented. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on September 30, 2007. You should read this information in conjunction with the:
•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	separate unaudited historical financial statements of Planet as of and for the nine month periods ended September 30, 2007 and 2006 included in Planet’s quarterly report on Form 10-QSB for the quarter ended September 30, 2007;

•	separate audited historical financial statements of Planet as of and for the fiscal year ended December 31, 2006, included in the Planet annual report on Form 10-KSB for the fiscal year ended December 31, 2006; and

•	separate historical financial statements of Antigen as of and for the nine months ended September 30, 2007 (unaudited) and as of December 31, 2006 and for the years ended December 31, 2005 and 2006 (audited), included elsewhere in this Form 8-K/A.
The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that Planet believes are reasonable and factually supportable.
The unaudited pro forma combined condensed financial statements do not include the effects of any operating efficiencies or cost savings expected from the acquisition.
Pursuant to the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma combined condensed financial statements, has been allocated to assets acquired and liabilities assumed based on a preliminary determination by Planet’s management. The difference between the fair value of the consideration issued and liabilities assumed and the fair value of the identifiable assets acquired has been recorded as goodwill. These allocations are subject to change pending the completion of a valuation which is in the process of being prepared by an independent third party. Upon finalization of such third party valuation, Planet will record the final purchase price allocation. Such allocation is expected to differ materially from the information presented herein as it will include actual transaction costs and a substantial allocation of purchase price to inventory as well as amortizable intangibles, the effects of which will impact future gross margins and operating profits. Additionally, the fair value of assets acquired and liabilities assumed may be materially impacted by the results of Antigen’s operations up to November 8, 2007 the date of the acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2007

	Planet	Antigen
	As of	As of				Pro Forma
	September 30,	September 30,	Pro Forma			Condensed
	2007	2007	Adjustments	Notes		Combined
	(historical)	(historical)
ASSETS
Current assets:
Cash	$248,566	$—	$9,927,381	(a	)	$10,175,947
Accounts receivable, net	142,022	398,903	—			540,925
Inventories, net	282,187	3,676,212	—			3,958,399
Prepaid expenses and other current assets	84,090	53,614	—			137,704

Total current assets	756,865	4,128,729	9,927,381			14,812,975
Property and equipment, net	20,742	751,283	—			772,025
Intangibles, net	993,754	—	—			993,754
Goodwill	1,363,025	—	7,052,548	(b	)	8,415,573
Other assets	93,265	1,925	(93,265)	(c	)	1,925

	$3,227,651	$4,881,937	$16,886,664			$24,996,252

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,389,458	$370,314	$—			$1,759,772
Bank credit line	—	180,595	(180,595)	(a	)	—
Accrued expenses and other current liabilities	66,701	83,673	300,000	(c	)	450,374
Note payable — bank	—	292,024	(292,024)	(a	)	—
Note payable — shareholder	—	200,000	(200,000)	(a	)	—
Amount due former shareholders	—	—	1,000,000	(d	)	1,000,000
Deferred income taxes	—	370,052	—			370,052
Income taxes payable	—	58,764	—			58,764

Total current liabilities	1,456,159	1,555,422	627,381			3,638,962
Note payable, shareholder	500,000	—	(500,000)	(e	)	—
Deferred income taxes	—	185,798	—			185,798

Total liabilities	1,956,159	1,741,220	127,381			3,824,760

Convertible preferred stock	—	—	15,754,166	(a	)(e)(f)	15,754,166

Shareholders’ equity:
Common stock	7,693,296	37,180	(37,180)	(g	)	7,693,296
Additional paid-in capital	678,215	—	4,145,834	(f	)	4,824,049
Retained earnings (accumulated deficit)	(7,100,019)	3,103,537	(3,103,537)	(g	)	(7,100,019)

Total shareholders’ equity	1,271,492	3,140,717	1,005,117			5,417,326

	$3,227,651	$4,881,937	$16,886,664			$24,996,252

See accompanying introduction and notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2007

	Planet	Antigen
						Total Pro
	Nine months	Nine months				Forma
	ended September	ended September	Pro Forma			Condensed
	30, 2007	30, 2007	Adjustments	Notes		Combined
	(historical)	(historical)
Net sales	$5,453,982	$4,212,630	$—			$9,666,612
Cost of sales	3,068,794	2,328,599	—			5,397,393

Gross profit	2,385,188	1,884,031	—			4,269,219

Operating expenses:
Selling	931,593	583,100	—			1,514,693
General and administrative	2,200,187	890,261	—			3,090,448

Total operating expenses	3,131,780	1,473,361	—			4,605,141

Income (loss) from operations	(746,592)	410,670	—			(335,922)

Other (income) expense:
Interest, net	26,127	38,098	(38,053)	(a	)
			(26,772)	(b	)	(600)

Other (income) expense	(85,833)	899	—			(84,934)

Total other (income) expense, net	(59,706)	38,997	(64,825)			(85,534)

Income (loss) before provision for income taxes	(686,886)	371,673	64,825			(250,388)
Provision for income taxes	—	154,500	—			154,500

Net income (loss)	(686,886)	217,173	64,825			(404,888)
Less: preferred stock dividends	—	—	(1,536,831)	(c	)	(1,536,831)

Net income (loss) available for common shareholders	$(686,886)	$217,173	$(1,472,006)			$(1,941,719)

Loss per share:
Basic	$(0.17)					$(0.49)

Diluted	$(0.17)					$(0.49)

Weighted average number of common shares outstanding:
Basic	3,986,368			(d	)	3,986,368

Diluted	3,986,368			(d	)	3,986,368

See accompanying introduction and notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2006

	Planet	Antigen				Total Pro
	Year ended	Year ended				Forma
	December 31,	December 31,	Pro Forma			Condensed
	2006	2006	Adjustments	Notes		Combined
	(historical)	(historical)
Net sales	$8,036,449	$5,166,249	$—			$13,202,698
Cost of sales	4,720,893	2,545,719	—			7,266,612

Gross profit	3,315,556	2,620,530	—			5,936,086

Operating expenses:
Selling	1,264,192	799,712	—			2,063,904
General and administrative	3,361,562	1,031,005	—			4,392,567

Total operating expenses	4,625,754	1,830,717	—			6,456,471

Income (loss) from operations	(1,310,198)	789,813	—			(520,385)

Other (income) expense:
Interest, net	20,064	52,235	(50,751)	(a	)
			(17,260)	(b	)	4,288

Other (income) expense	(128,020)	2,582	—			(125,438)

Total other (income) expense, net	(107,956)	54,817	(68,011)			(121,150)

Income (loss) before provision for income taxes	(1,202,242)	734,996	68,011			(399,235)
Provision for income taxes	—	285,282	—			285,282

Net income (loss)	(1,202,242)	449,714	68,011			(684,517)
Less: preferred stock dividends	—	—	(2,042,253)	(c	)	(2,042,253)

Net income (loss) available for common shareholders	$(1,202,242)	$449,714	$(1,974,242)			$(2,726,770)

Loss per share:
Basic	$(0.30)					$(0.68)

Diluted	$(0.30)					$(0.68)

Weighted average number of common shares outstanding:
Basic	3,986,368			(d	)	3,986,368

Diluted	3,986,368			(d	)	3,986,368

See accompanying introduction and notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
Acquisition
On November 8, 2007 (the “Closing Date”), Planet Technologies, Inc. a California corporation (the “Registrant”), completed its acquisition of all of the issued and outstanding common stock of Antigen Laboratories, Inc. a Missouri Corporation (the “Company” or “Antigen”), from its shareholders pursuant to a Stock Purchase Agreement (“SPA”), as amended, dated September 5, 2007 by and among the Registrant, the Company and the Company’s shareholders: the Sylvia W. Willoughby Trust (the “Trust”) which held a 50.67% interest and Mr. William Thomas Willoughby (“Mr. Willoughby”) who held a 49.33% interest, (collectively, the “Sellers”). The Company is a privately-held FDA licensed manufacturer of allergenic extracts for immunotherapy.
On the Closing Date, Planet paid the Sellers $8,800,000 in cash and agreed to pay the Sellers an additional $1,000,000 on the date 12 months following the Closing Date, subject to adjustment and delay for certain non-performance related contingencies, as defined in the SPA. In addition, Planet agreed to: (i) pay $200,000 to Sylvia Willoughby in cash at Closing for all outstanding debt owed to her by Antigen, (ii) forgive a $150,000 debt (plus accrued interest) owed by Mr. Willoughby to Antigen, and (iii) contribute such funds to Antigen to pay in full all of Sellers’ and Antigen’s approximately $500,000 debt owed to its lender.
Financing
In connection with the Antigen acquisition, on the Closing Date, Planet entered into a Series B Preferred Stock Purchase Agreement (the “Preferred Agreement”) whereby (i) it sold 3,233,334 shares of Series B Preferred Stock for $6.00 per share and (ii) one of its shareholders (Windamere) converted a $500,000 note it was owed by Planet to 83,333 shares of Series B Preferred Stock at a rate of $6.00 per share. The Preferred Agreement specifies that (i) dividends will be cumulative and accrue at a rate of $0.48 per share, (ii) each share of Series B Preferred Stock is convertible, at the option of the holder, at any time, into Planet Common Stock at a rate of $2.25 per share, subject to adjustments as defined in the Preferred Agreement, (iii) upon either the closing of the sale of shares of Common Stock to the public at a price of at least $5.625 per share (subject to adjustment, as defined in the Preferred Agreement) resulting in at least $25,000,000 of gross proceeds to Planet or the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock: (a) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (b) such shares may not be reissued by Planet, and (iv) at any time on or after November 1, 2014, the holders of the then outstanding shares of Series B Preferred Stock may require Planet to redeem all or a portion of their shares of Series B Preferred Stock at a price equal to the original issue price plus any dividends accrued but unpaid thereon.
Due to the above Series B Preferred Stock having a per share conversion price less than the trading price of Planet stock on the Closing Date, Planet determined that the Series B Preferred Stock contained a beneficial conversion feature. The beneficial conversion feature of $1.25 per share resulted in a debt discount of the Series B Preferred Stock of $4,145,834 at the Closing Date. Accordingly, such amount has been recognized as additional paid-in capital in the pro forma condensed combined balance sheet and is being amortized through November 2014 using the interest method and included as dividends in the pro forma condensed combined statements of operations.
Employment Agreement
In connection with his continued employment with Antigen, Planet entered into an employment agreement with Mr. Willoughby which provides for, among other things, an annual salary of $150,000, cash bonuses based on increases in sales, stock bonuses based on the success of clinical trials related to Antigen’s products, and non-compete provisions. The pro forma condensed combined statements of operations do not reflect any adjustments related to this agreement as the salary requirements are substantially similar to Mr. Willoughby’s compensation prior to the Acquisition and the cash and stock bonuses are contingent on future events that are not yet determinable.
Preliminary Estimated Purchase Price Allocation
Pursuant to the purchase method of accounting, the total estimated purchase price has been allocated to assets acquired and liabilities assumed based on a preliminary determination by Planet’s management. The difference between the fair value of the consideration issued and liabilities assumed and the fair value of the identifiable assets acquired has been recorded as goodwill. These allocations are subject to change pending the completion of a valuation which is in the process of being prepared by an independent third party. Upon finalization of such third party valuation, Planet will record the final purchase price allocation. Such allocation is expected to differ materially from the information presented herein as it will include actual transaction costs and a substantial allocation to inventory as well as amortizable intangibles, the effects of which will impact future gross margins and operating profits. Additionally, the fair value of assets acquired and liabilities assumed may be materially impacted by the results of Antigen’s operations up to November 8, 2007 the date of the acquisition.
The preliminary purchase price and related allocation to the estimated fair values of the assets acquired and liabilities assumed, is as follows:

Cash paid at closing to Antigen shareholders	$8,800,000

Amount due former Antigen shareholders	1,000,000

Estimated acquisition costs (including $93,265 included in Planet’s Other Assets)	393,265

Total purchase price	10,193,265

Assets acquired and liabilities assumed:
Accounts receivable	398,903
Inventory	3,676,212
Property and equipment	751,283
Other assets	55,539
Accounts payable	(344,977)
Bank debt	(497,956)
Note payable — shareholder	(200,000)
Other liabilities	(698,287)

Net assets acquired	3,140,717

Excess of purchase price over fair value of net assets acquired	$7,052,548

2. Pro forma Adjustments to Condensed Combined Balance Sheet
The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:
(a) Adjustments to cash

September 30,
2007
To record sale of 3,233,334 shares of Series B Preferred Stock	$19,400,000
Cash paid to seller at closing	(8,800,000)
To record payoff of Antigen bank credit line	(180,595)
To record payoff of Antigen note payable — bank	(292,024)
To record payoff of Antigen shareholder loan	(200,000)

Total	$9,927,381

(b) Adjustments to reflect preliminary allocation of purchase price — see Note 1

September 30,
2007
To record excess of purchase price over fair value of net assets acquired	$7,052,548

(c) To record acquisition costs

September 30,
2007
Prepaid costs included in other assets	$93,265
Estimated additional costs	300,000

Total	$393,265

(d) To record additional consideration due Sellers

September 30,
2007
To record amount due former Antigen shareholders	$1,000,000

2. Pro forma Adjustments to Condensed Combined Balance Sheet (continued)
(e) Adjustments related to conversion of Planet debt to shareholder

September 30,
2007
Conversion of note payable (Windamere) to 83,333 shares of Series B Preferred Stock	$500,000

(f) Adjustments related to Series B Preferred Stock

September 30,
2007
To record beneficial conversion feature of Series B Preferred Stock	$4,145,834

(g) Adjustments related to Antigen equity

September 30,
2007
To eliminate Antigen common stock	$37,180
To eliminate Antigen retained earnings	3,103,537

Total	$3,140,717

3. Pro forma Adjustments to Condensed Combined Statements of Operations
The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:
(a) Adjustments related to pay-off of Antigen bank and shareholder debt

	Nine months
	ended	Year ended
	September 30,	December 31,
	2007	2006
To eliminate interest expense on Antigen bank debt	$27,582	$36,751
To eliminate interest expense on Antigen shareholder payable	10,471	14,000

Total	$38,053	$50,751

(b) Adjustments related to conversion of Planet debt to shareholder

	Nine months
	ended	Year ended
	September 30,	December 31,
	2007	2006
To eliminate interest expense on note payable (Windamere)	$26,772	$17,260

Total	$26,772	$17,260

(c) Adjustments related to Series B Convertible Preferred Stock

	Nine months
	ended	Year ended
	September 30,	December 31,
	2007	2006
To record amortization of beneficial conversion feature	$342,831	$450,253
To record cumulative dividends at $0.48 per share	1,194,000	1,592,000

Total	$1,536,831	$2,042,253

(d) Outstanding Planet options and the Series B Preferred Stock have been excluded from earnings per share calculations as their affects are antidilutive due to the result of combined net losses.